EXHIBIT 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                               232A ROYAL PALM WAY
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942



November 14, 2002



Burgers By Farfour, Inc.
West Palm Beach, FL   33401


Gentlemen:

We are unable to complete the review of the financial statements of Burgers By Farfour, Inc. as of September 30, 2002 and for the quarter then ended in time
for  the  Company's   Form  10-QSB  to  be  filed   timely,   due  to  unforseen
circumstances.


Sincerely,

/s/ Durland & Company, CPAs, P.A.
---------------------------------
Durland & Company, CPAs, P.A.



SHD/dhl